LEHMAN BROTHERS HOLDINGS INC.

                      10 Uncommon Values(R) Index SUNS(R),
             Stock Upside Note Securities(R)Notes Due July 2, 2005


Number     R-1                                                     $[20,000,000]
ISIN       US524908EE69                                          CUSIP 524908EE6


See Reverse for Certain Definitions

THIS SECURITY (THIS "SECURITY") IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, at Stated Maturity, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby, an amount equal to the Maturity Payment Amount. THE SECURITIES REPRESENTED HEREBY SHALL NOT BEAR ANY INTEREST.

                  Any amount payable at Stated Maturity hereon will be paid only upon presentation and surrender of this Security.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.


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                                                                               2

     "10 Uncommon Values", "Stock Upside Note Securities" and "SUNS" are registered trademarks of Lehman Brothers Inc.


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                                                                               3

                  This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                  IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:   July 2, 2002                          LEHMAN BROTHERS HOLDINGS INC.


                                               By: _________________________
                                                   Name:Oliver Budde
                                                   Title:Vice President

                                               Attest: _____________________
                                                       Name:Cindy Gregoire
                                                       Title:Assistant Secretary



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated: July 2, 2002

CITIBANK, N.A.
  as Trustee

By:  ___________________________
     Name:
     Title:


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                                                                               4

                               Reverse of Security

This Security is one of a duly authorized series of Securities of the Company designated as 10 Uncommon Values(R) Index SUNS(R), Stock Upside Note Securities(R) Notes Due July 2, 2005 (herein called the "Securities"). The Company may, without the consent of the holders of the Securities, create and issue additional notes ranking equally with the Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the Securities; provided that no additional notes can be issued if an Event of Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

                  The Maturity Payment Amount shall be determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

                  All percentages resulting from any calculation with respect to the Securities will be rounded at the Calculation Agent's discretion.

                  The Trustee shall fully rely on the determination by the Calculation Agent of the Maturity Payment Amount and shall have no duty to make any such determination.

                  This Security is not subject to any sinking fund and is not redeemable prior to its Stated Maturity.

                  If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount calculated as though the date of acceleration was the Stated Maturity and the date three Business Days prior thereto was the last Measurement Date.

                The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 662/3% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, if any, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon, if any, payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage


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                                                                               5
of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount with respect to this Security.

                  The Securities are issuable in denominations of $1,000 and any integral multiples of $1,000.

                  The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

                  No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  The Company agrees, and by acceptance of beneficial ownership interest in the Securities each beneficial holder of the Securities will be deemed to have agreed, for United States federal income tax purposes, (i) to treat the Securities as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and (ii) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Securities. The Company has determined the "comparable yield" to be 43% per annum, compounded semi-


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                                                                               6

annually, and the projected "payment schedule" per $1,000 note to be $1,136.14 due at Stated Maturity.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Set forth below are definitions of the terms used in this Security.

                  "Alternative Redemption Amount" shall mean with respect to each $1,000 principal amount of Securities, the product of:

                  (1)      $1,000; and

                  (2) 1 + the sum of the Capped Annual Returns for three annual Measurement Periods.

                  "AMEX" shall mean the American Stock Exchange.

                  "Announcement Date" shall mean the date of the public announcement of the ten common stocks or other equity securities that shall underlie the 10 Uncommon Values Index for the next twelve months.

                  "Average Execution Price" for a security or other property shall mean the average execution price that an affiliate of the Company receives or pays for such security or property, as the case may be, to hedge the Company's obligations under the Securities.

                  "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE, the Nasdaq or the AMEX is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

                  "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of July 2, 2002, between the Company and the Calculation Agent, as amended from time to time.

                  "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.


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                                                                               7

                    "Capped Annual Return", when used with respect to any Measurement Period, shall mean the lesser of:

                         (x)   Ending Index Level - Starting Index Level;    and
                                       Starting Index Level

                         (y)   [     ]%.

                  "Close of Trading" shall mean 4:00 p.m., New York City time.

                  "Closing Price" means the following, determined by the Calculation Agent based on information reasonably available to it:

(i) If the Index Security is listed on a United States national securities exchange, trading system or is a Nasdaq security, the last reported sale price at the Close of Trading, regular way, on such day, on the primary securities exchange or trading system registered under the Securities Exchange Act of 1934 on which such Index Security is listed or admitted to trading or Nasdaq, as the case may be.

(ii) If the Index Security is listed on a non-United States securities exchange, trading system (other than a bulletin board) or market, the last reported sale price at the Close of Trading, regular way, on such day, on the primary exchange, trading system or market on which such Index Security is listed or admitted to trading, as the case may be. The Closing Price will then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate.

(iii) If the Index Security is not listed on a national securities exchange or trading system or is not a Nasdaq security, and is listed or traded on a bulletin board, the average execution price that an affiliate of the Company receives upon the sale of such Index Security used to hedge the Company's obligations for this Security. If such Index Security is listed or traded on a non-United States bulletin board, the Closing Price will then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate.

(iv) If a Market Disruption Event has occurred for an Index Security on any Measurement Date, the Closing Price for such Index Security shall initially be determined using the Closing Price for such Index Security on the next preceding Trading Day on which a Market Disruption Event did not occur. Once the Market Disruption Event has ceased, the Closing Price of such Index Security shall then be adjusted to equal the Average Execution Price of the Index Security. The rollover closing level and the resulting Multipliers shall then be recalculated and adjusted accordingly, as described in the Calculation Agency Agreement.

                  "Company" shall have the meaning set forth on the face of this Security.

                  "Ending Index Level" shall mean, for any Measurement Period, the Index Level on the Measurement Date at the end of that Measurement Period.

                  "Holder" shall have the meaning set forth on the reverse of this Security.


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                                                                               8

                  "Indenture" shall have the meaning set forth on the reverse of this Security.

                  "Index Level", when used with respect to any Measurement Date, shall equal the sum of (a) the sum of the products of the Closing Prices and the applicable Multipliers for each Index Security for which a Market Disruption Event does not occur on such Measurement Date, (b) if a Market Disruption Event occurs for an Index Security on such Measurement Date, the product of the Closing Price for such Index Security and the Multiplier for such Index Security and (c) any cash included in the 10 Uncommon Values Index on such Measurement Date.

                  "Index Securities" shall mean the securities included in the 10 Uncommon Values Index from time to time.

                  "Market Disruption Event", with respect to an Index Security, means any of the following events as determined by the Calculation Agent:

(i) A suspension, absence or material limitation of trading of such Index Security has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading on the primary organized U.S. exchange or trading system on which such Index Security is traded or, in the case of an Index Security not listed or quoted in the United States, on the primary exchange, trading system or market for such Index Security. Limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, trading system, or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. Notwithstanding the first sentence of this paragraph, a Market Disruption Event for an Index Security traded on a bulletin board means a suspension, absence or material limitation of trading of such Index Security for more than two hours or during the one hour period preceding 4:00 p.m., New York City time.

(ii) A suspension, absence or material limitation has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading in options contracts related to such Index Security, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which such options contracts are traded or otherwise.

(iii)Information is unavailable on that date, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the Close of Trading, of accurate price, volume or related information in respect of such Index Security or in respect of options contracts related to such Index Security, in each case traded on any major U.S. exchange or trading system or in the case of Index Securities of a non-U.S. issuer, traded on the primary non-U.S. exchange, trading system or market.

         For purposes of determining whether a Market Disruption Event has occurred:


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                                                                               9

(i) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market;

(ii) any suspension in trading in an options contract on an Index Security by a major securities exchange, trading system or market by reason of (a) a price change violating limits set by such securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts shall constitute a Market Disruption Event notwithstanding that the suspension or material limitation is less than two hours;

(iii)a suspension or material limitation on an exchange, trading system or in a market shall include a suspension or material limitation of trading by one class of investors provided that the suspension continues for more than two hours of trading or during the last one-half hour period preceding the Close of Trading on the relevant exchange, trading system or market but shall not include any time when the relevant exchange, trading system or market is closed for trading as part of that exchange's, trading system's or market's regularly scheduled business hours; and

(iv) "Trading systems" include bulletin board services.

                  "Maturity Payment Amount", for each $1,000 principal amount of Securities, shall mean the greater of (a) $1,000 and (b) the Alternative Redemption Amount.

                  "Measurement Date" shall mean, (a) when used with respect to the first and second annual Measurement Periods, the Trading Day immediately prior to the Announcement Date occurring in 2003 and 2004, respectively and (b) when used with respect to the third annual Measurement Period, June __, 2005.

                  "Measurement Period" shall mean each of the following three periods: (a) the period commencing on June 27, 2002 and ending at the Close of Trading on the Measurement Date occurring in 2003 (sometimes referred to as the "first annual Measurement Period"); (b) the period commencing on the Announcement Date occurring in 2003 and ending at the Close of Trading on the Measurement Date occurring in 2004 (sometimes referred to as the "second annual Measurement Period"); and (c) the period commencing on the Announcement Date occurring in 2004 and ending at the Close of Trading on June , 2005 (sometimes referred to as the "third annual Measurement Period").

                  "Multiplier" relating to each Index Security shall mean the number of shares (including any fractional share expressed as a decimal) of such Index Security included in the 10 Uncommon Values Index. The Multipliers with respect to each Index Security shall only be adjusted for certain extraordinary corporate events as described in the Calculation Agency Agreement.

                  "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

                  "NYSE" shall mean the New York Stock Exchange.


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                                                                              10

                  "Official W.M. Reuters Spot Closing Rates" shall mean the closing spot rates published on Reuters page "WMRA" relevant for such Index Security.

                  "Securities" shall have the meaning set forth on the reverse of this Security.

                  "Security" shall have the meaning set forth on the reverse of this Security.

                  "Starting Index Level" shall mean (a) when used with respect to the first Measurement Period, 100, and (b) when used with respect to any other Measurement Period, the Ending Index Level for the immediately preceding Measurement Period.

                  "Stated Maturity" shall mean July 2, 2005, or if a Market Disruption Event occurs on June 29, 2005, on the third Business Day after the date that an affiliate of the Company completes the sale of all Index Securities with respect to which a Market Disruption Event occurred to hedge the Company's obligations under the Securities.

                  "Trading Day" shall mean a day on which trading generally is conducted on the NYSE, AMEX and the Nasdaq and in the over-the-counter market for equity securities as determined by the Calculation Agent.

                  "Trustee" shall have the meaning set forth on the reverse of this Security.

                  "10 Uncommon Values Index" shall mean the group of common stocks (or the depositary receipts representing such common stocks) of 10 corporations, selected each year by the Investment Policy Committee of Lehman Brothers Inc. with the assistance of its Equity Research Department, as adjusted for certain extraordinary corporate events as described in the Calculation Agency Agreement.

                  All terms used but not defined in this Security are used herein as defined in the Indenture or the Calculation Agency Agreement.


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                                                                              11

                        --------------------------------

                  The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -  as tenants in common    UNIF GIFT MIN ACT - ______ Custodian ________
                                                      (Cust)             (Minor)
TEN ENT -  as tenants by the entireties     under Uniform Gifts to Minors
JT TEN  -  as joint tenants with right of   Act _________________________
                  Survivorship and not as             (State)
                  tenants in common

                      Additional abbreviations may also be used though not in the above list.

                        --------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------

--------------------------------

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(Name and Address of Assignee, including zip code, must be printed or typewritten.)

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the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

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to transfer the said Security on the books of the Company, with full power of substitution in the premises.

         Dated:

                                              ----------------------------------

         NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:





---------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.